UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2007
THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 23, 2007, Thoratec Corporation (the “Company”) issued a press release, which is filed herewith as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that Jeffrey W. Nelson, the President of the Company’s Cardiovascular Division, is resigning from his positions with the Company effective as of May 1, 2007 to pursue other professional opportunities. Mr. Nelson will continue to work for the Company on a part time basis until September 30, 2007, unless his employment is terminated earlier by either the Company or Mr. Nelson. The Company has announced that the Company’s President and Chief Executive Officer, Gerhard F. Burbach, will assume Mr. Nelson’s responsibilities.
(e)
In connection with Mr. Nelson’s resignation, Mr. Nelson and the Company amended and restated, effective April 23, 2007, the Employment Agreement between the Company and Mr. Nelson dated August 15, 2005 (the “Amended Nelson Agreement”). The Amended Nelson Agreement provides that Mr. Nelson will remain employed by the Company on a part time basis until September 30, 2007, unless his employment is terminated earlier by either the Company or Mr. Nelson. Mr. Nelson will provide consultation for up to twenty (20) hours per week and perform the employment duties assigned to him by the Company’s Chief Executive Officer. The Amended Nelson Agreement also provides that, as of May 1, 2007, Mr. Nelson’s salary will be $152,500 on an annualized basis. Additionally, if Mr. Nelson is still employed by the Company on June 1, 2007, then on Mr. Nelson’s termination of employment with the Company he will receive a bonus in the amount of $71,167. Pursuant to the Amended Nelson Agreement, if Mr. Nelson’s employment with the Company is terminated without cause before September 30, 2007, (i) the Company will pay Mr. Nelson a severance amount equal to the pay he would have received had he stayed employed by the Company until September 30, 2007, (ii) unvested stock options and restricted stock held by Mr. Nelson will become vested and exercisable to the extent they would have become vested and exercisable by September 30, 2007, and (iii) the Company will pay COBRA premiums for Mr. Nelson covering the period until September 30, 2007, unless and until Mr. Nelson becomes employed by another company with comparable health insurance. The Amended Nelson Agreement is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. This description summarizes certain provisions of the Amended Nelson Agreement and is qualified in its entirety by reference to the terms and conditions in the attached documents.
Additionally, as of April 23, 2007, the Company entered into an Amended and Restated Employment Agreement with each of Gerhard F. Burbach and Lawrence Cohen (each an “Amended Employment Agreement”), and an Amended and Restated Separation Benefits Agreement with each of David A. Lehman and David V. Smith (the “Revised SBAs,” and together with the Amended Employment Agreements, the “Revised Agreements”). Mr. Burbach’s Amended Employment Agreement amends, restates and supersedes his Employment Agreement dated January 13, 2006, as amended on May 12, 2006, the Amended Employment Agreement with Mr. Cohen amends, restates and supersedes his Employment Agreement dated August 15, 2005, and the Revised SBAs supersede all prior separation benefits arrangements between the Company and Messrs. Smith and Lehman. The Revised Agreements were entered into primarily in order to conform the separation benefits provided by the Company to its executives with the requirements of Section 409A of the Internal Revenue Code. Additionally, the Revised Agreements reflect various updated separation benefits designed to be competitive with benefits generally offered by peer group companies. The Revised Agreements provide that Messrs. Burbach, Cohen, Lehman and Smith (each an “Executive”) will be entitled to severance as a multiple of their annual base salary if their employment is terminated without cause and not in connection with a change of control and a larger multiple of both their annual base salary and their bonus if their employment is terminated, other than for cause, within eighteen months of a change of control of the Company. The severance multiples vary by Executive and for the severance not in connection with a change of control range from one to two times annual base salary and for the severance in connection with a change of control range from two to two and one half times both annual base salary and bonus. Additionally, the Revised Agreements provide that if the employment of any Executive is terminated without cause, within eighteen months of a change of control of the Company, any options to purchase Common Stock of the Company, shares of restricted stock or restricted stock units (“Equity Units”) granted to such individual during or subsequent to April 2007 that are outstanding but not yet fully vested as of the date of such termination shall become fully vested and, in the case of options, fully exercisable.

Mr. Burbach’s Amended Employment Agreement provides for an annual base salary of $400,000 and an annual bonus equal to a target amount of eighty percent of his base salary, subject to the achievement of certain individual and corporate objectives. Mr. Cohen’s Amended Employment Agreement provides for an annual base salary of $300,000 and an annual bonus equal to a target amount of seventy percent of his base salary, subject to the achievement of certain individual and corporate objectives.
The Revised Agreements differ in various individual respects, including the severance multiples described above and possible vesting acceleration of certain Equity Units granted to the Executives prior to April 2007. The Revised Agreements with the Executives are attached as Exhibits 10.2 through 10.5 to this report on Form 8-K and are incorporated herein by reference. This description summarizes certain provisions of these agreements and is qualified in its entirety by reference to the terms and conditions in the attached documents.
Item 9.01  Financial Statements and Exhibits.
     (c)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between the Company and Jeffrey W. Nelson, dated April 23, 2007.

10.2	Amended and Restated Employment Agreement by and between the Company and Gerhard F. Burbach, dated April 23, 2007.

10.3	Amended and Restated Employment Agreement by and between the Company and Lawrence Cohen, dated April 23, 2007.

10.4	Amended and Restated Separation Benefits Agreement by and between the Company and David A. Lehman, dated April 23, 2007.

10.5	Amended and Restated Separation Benefits Agreement by and between the Company and David V. Smith, dated April 23, 2007.

99.1	Press release dated April 23, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated as of April 27, 2007

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between the Company and Jeffrey W. Nelson, dated April 23, 2007.

10.2	Amended and Restated Employment Agreement by and between the Company and Gerhard F. Burbach, dated April 23, 2007.

10.3	Amended and Restated Employment Agreement by and between the Company and Lawrence Cohen, dated April 23, 2007.

10.4	Amended and Restated Separation Benefits Agreement by and between the Company and David A. Lehman, dated April 23, 2007.

10.5	Amended and Restated Separation Benefits Agreement by and between the Company and David V. Smith, dated April 23, 2007.

99.1	Press release dated April 23, 2007.

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